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                                                                    EXHIBIT 99.1

[DELPHI FINANCIAL GROUP, INC. LOGO]                    1105 North Market Street
                                                               Suite 1230
                                                      Wilmington, Delaware 19801
                                                           www.delphifin.com

PRESS RELEASE
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Contact: Bernard J. Kilkelly                               FOR IMMEDIATE RELEASE
         Vice President, Investor Relations                10/6/05
Phone:   212-303-4349
E-mail:  bernie-kilkelly@dlfi.com

               DELPHI FINANCIAL PREANNOUNCES THIRD QUARTER RESULTS

Wilmington, Delaware - October 6, 2005 - Delphi Financial Group, Inc. (NYSE:
DFG) announced today that the company expects to report operating earnings (1) per share in the third quarter of 2005 in a range of $0.57 to $0.59. This includes the impact of approximately $12.2 million, or $0.36 per share, of after-tax losses in the company's non-core property catastrophe reinsurance business, which covers the company's maximum exposure to Hurricane Katrina. The company expects to report net income per share of $0.63 to $0.65 for the third quarter of 2005, including $0.06 per share of after-tax realized investment gains.

Robert Rosenkranz, Chairman and Chief Executive Officer, said, "Excluding the impact of the Katrina losses, we expect Delphi's third quarter operating earnings per share will be in a range of $0.93 to $0.95 per share, which is above the $0.91 to $0.93 range of guidance we provided in July. This is based on continued strong premium growth and higher margins in our core insurance businesses. In particular, we are achieving improved profitability in group long-term disability at Reliance Standard Life and benefiting from a continued hard market for excess workers' compensation at Safety National. Based on these ongoing trends, we remain confident in our outlook for continued strong earnings growth in the fourth quarter of 2005 and in 2006." Delphi made a $15 million capital contribution to Safety National in the third quarter to offset the capital impact of the Katrina provision and to support expansion in Safety National's excess workers' compensation business.

Mr. Rosenkranz added, "Our non-core insurance lines have included property catastrophe reinsurance since 2000. This business has been consistently profitable for us, even in 2004 in which there were four major hurricanes. Even after taking into account the current quarter's provision for Katrina, the largest insured catastrophe loss in history, the business has been profitable on a cumulative basis since inception and has generated attractive returns on capital over the long term."

Delphi will release its financial results for the third quarter of 2005 on Tuesday, October 25, 2005. On Wednesday, October 26, 2005 at 11:00 AM (Eastern
time), Delphi will broadcast the Company's third quarter 2005 earnings teleconference live on the Internet, hosted by Robert Rosenkranz, Chairman and Chief Executive Officer. Investors can access the broadcast at www.delphifin.com by clicking on the webcast icon on the home page. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. The online replay will be available on Delphi's website for one week beginning at approximately 1:00 PM (Eastern time) on October 26, 2005.
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DELPHI EXPECTS TO REPORT THIRD QUARTER 2005 OPERATING                     PAGE 2
EPS OF $0.57 - $0.59

In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as "expects," "believes," "anticipates," "intends," "judgment," "outlook" or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi's control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi's business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi's investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.

Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers' compensation for self-insured employers, travel accident and dental. Delphi's asset accumulation business emphasizes individual fixed annuity products. Delphi's common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
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(1) Operating earnings, which is a non-GAAP financial measure, consist of net income excluding after-tax realized investment gains and losses, as applicable. The Company believes that because realized investment gains and losses arise from events that, to a significant extent, are within management's discretion and can fluctuate significantly, thus distorting comparisons between periods, a measure excluding their impact is useful in analyzing the Company's operating trends. Investment gains or losses may be realized based on management's decision to dispose of an investment, and investment losses may be realized based on management's judgment that a decline in the market value of an investment is other than temporary. Thus, realized investment gains and losses are not reflective of the Company's ongoing earnings capacity, and trends in the earnings of the Company's underlying insurance operations can be more clearly identified without the effects of these gains and losses. For these reasons, management uses the measure of operating earnings to assess performance and make operating plans and decisions, and analysts and investors typically utilize measures of this type when evaluating the financial performance of insurers. However, realized investment gains and losses occur frequently and should not be considered as nonrecurring items. Further, operating earnings should not be considered a substitute for net income, the most directly comparable GAAP measure, as an indication of the Company's overall financial performance and may not be calculated in the same manner as similarly titled captions in other companies' financial statements. All per share amounts are on a diluted basis.


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